UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 7, 2010, Paul Albright, General Manager, SMB and Alliances of SuccessFactors, Inc. (the "Company") notified the Company of his resignation from the Company effective as of November 10, 2010.

(c)

On November 9, 2010, the Company announced that Doug Dennerline was appointed as President of the Company, effective November 10, 2010. As President, Mr. Dennerline will report to Lars Dalgaard, Chief Executive Officer of the Company, and will have responsibility for all of the Company's revenue-generating activities, customer success and results, renewals and marketing.

Prior to joining the Company, from August 2009 to May 2010, Mr. Dennerline served as Executive Vice President of Enterprise Sales, Americas and EMEA for Salesforce.com, Inc., an on-demand customer relationship management company. Prior to Salesforce.com, from 1998 to August 2009, Mr. Dennerline served in various capacities at Cisco Systems, Inc., a networking company, most recently as Senior Vice President and General Manager of the Collaboration Software Group. Prior to joining Cisco, Mr. Dennerline worked in various sales and operations positions at 3Com Corporation, Global Village Communications Inc. and Hewlett-Packard Company. Mr. Dennerline holds a B.S. in Business Administration from Arizona State University.

Pursuant to Mr. Dennerline's offer letter, Mr. Dennerline will receive an annual base salary of $400,000, with an annual on-target bonus under the Company's corporate bonus plan equal to 100% of his base salary. He will also receive a cash sign-on bonus of $200,000, which will be required to be repaid if he voluntarily leaves prior to the one-year anniversary of his employment. Mr. Dennerline will be granted 100,000 restricted stock units, which will vest as to 25% of the shares subject to such award on each one-year anniversary of employment, and an option to purchase 150,000 shares of the Company's common stock, which option will vest as to 25% of the shares on the one-year anniversary of employment and as to 1/48th of the shares subject to the grant on a monthly basis thereafter. Mr. Dennerline will also receive a grant of an option to purchase 150,000 shares of common stock with an exercise price equal to the fair market value of the Company's common stock on the date of grant in January 2011, which option will vest as to 25% of the shares subject to the grant on the one-year anniversary of the grant date and as to 1/48th of the shares subject to the grant on a monthly basis thereafter. Mr. Dennerline will participate in the Company's Change in Control Plan as a "Tier 2" employee.

The description above is a summary of Mr. Dennerline's offer letter and is qualified in its entirety by the offer letter which is filed as Exhibit 99.1 to this Current Report. The Company's Change in Control Plan is filed as an exhibit to the Company's Current Report on Form 8-K filed on July 28, 2010.

Mr. Dennerline and the Company will also enter into the Company's standard form of Indemnity Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company will agree to hold harmless and indemnify Mr. Dennerline to the fullest extent authorized by the Company's certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as an officer. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company's Form S-1 Registration Statement filed on July 20, 2007 and which exhibit is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Offer Letter dated November 4, 2010 between SuccessFactors, Inc. and Doug Dennerline

EXHIBIT INDEX

Number	Description
99.1	Offer Letter dated November 4, 2010 between SuccessFactors, Inc. and Doug Dennerline

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith Hillary Smith General Counsel

Date: November 9, 2010